UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 31, 2017

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 31, 2017, MVC Capital, Inc. (the “Fund”) held its Annual Meeting of Stockholders.  During this meeting, our stockholders were asked to consider and vote upon three proposals: (1) to elect seven nominees to serve as members of the Board of Directors of the Fund to serve for a term of one year until the next annual meeting of stockholders;  (2) to ratify the selection of Grant Thornton LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2017; and (3) to act upon a Stockholder proposal (the “Stockholder Proposal”) to cease to make any new investments, and for the Company to return any capital in excess of the Company’s normal working capital requirements to shareholders in the most tax-efficient manner as long as the stock price discount to net asset value exceeds 10%.

 For each proposal, the final shareholder voting results were as follows:

Proposal 1: Election of seven directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Emilio Dominianni	12,001,736	2,881,633	3,299,919
Phillip Goldstein	12,055,576	2,827,793	3,299,919
Gerald Hellerman	12,074,365	2,809,004	3,299,919
Warren Holtsberg	11,856,991	3,026,378	3,299,919
Robert Knapp	11,637,292	3,246,077	3,299,919
William Taylor	11,894,621	2,988,748	3,299,919
Michael Tokarz	12,050,121	2,833,248	3,299,919

Proposal 2: Ratification of the selection of Grant Thornton LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,849,597	97,689	236,002	0

Proposal 3: Stockholder Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,977,591	7,851,552	54,227	3,299,919

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman
Dated: November 1, 2017